Exhibit 99.1

CompoSecure Reports First Quarter 2025 Financial Results

•	Operating results in line with expectations
•	Reiterating previously issued full-year 2025 guidance
•	Completed spin-off of Resolute Holdings Management, Inc. (Nasdaq: RHLD)
•	Accounting standards related to the spin-off require the Company to report results using equity method of accounting in accordance with U.S. GAAP
•	Non-GAAP results are also included below and provide a clearer picture of the underlying financial performance of the operating business consistent with historical reporting

SOMERSET, N.J., May 12, 2025 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the first quarter ended March 31, 2025.

“We started the year with solid execution across our payment card and Arculus business,” said Jon Wilk, President and CEO of CompoSecure. “Demand has continued to strengthen throughout the second quarter, reflecting strong sales momentum, and we anticipate this sustained growth trajectory will carry through the remainder of the year. Our team remains focused on continuing to implement the CompoSecure Operating System (“COS”) throughout the business and we are beginning to see these ongoing efforts yield results.”

Mr. Wilk added, “We delivered record results for Arculus, generating another net positive contribution in Q1 as we are seeing metal card customers beginning to future-proof their offerings by bundling Arculus Authenticate with payment capabilities. As previously stated, we expect a net positive contribution for the full year as Arculus remains a powerful differentiator that sets CompoSecure apart in the digital asset and evolving Web3 payments landscape.”

Dave Cote, CompoSecure’s Executive Chairman, stated: “I am pleased with our first quarter results and with the team’s continued engagement implementing COS. Our metal cards enhance brand loyalty and deliver accelerated returns for our customers through superior acquisition, spending, and retention. As more issuers recognize the value our products deliver, we see significant opportunities for continued growth and are planting seeds through strategic investments to execute on the market opportunity we see while leveraging the COS to enhance efficiency and execution. Taken together, we are excited about the work at CompoSecure and believe the Company is well positioned for the remainder of 2025.”

Financial Results

As a result of the spin-off of Resolute Holdings Management, Inc. (“Resolute Holdings”) on February 28, 2025 and the execution of the management agreement with Resolute Holdings, CompoSecure is required to account for the operating results of its wholly owned operating subsidiary, CompoSecure Holdings L.L.C. (“CompoSecure Holdings”), under the equity method in accordance with U.S. GAAP, effective February 28, 2025.

The GAAP results presented below reflect the consolidated operating results of CompoSecure from January 1, 2025 to February 27, 2025 and the subsequent conversion to the equity method presentation from February 28, 2025 to March 31, 2025. For clarity of comparisons and to best reflect the financial results associated with the standalone payment card and Arculus business, the Company is also presenting the full first quarter on a historical consolidated basis under the “Non-GAAP Results” heading below.

	1Q 2025			1Q 2024
Accounting Treatment	GAAP	Non-GAAP		GAAP		Non-GAAP
Net Sales ($ in millions)	$59.8	$103.9	(1)	$104.0	(1)	$104.0	(1)
Gross Profit ($ in millions)	$28.70	$54.50	(1)	$55.20	(1)	$55.20	(1)
Gross Margin (%)	48.1	52.5	(1)	53.1	(1)	53.1	(1)
Pro-Forma Adjusted EBITDA ($ in millions)		$33.7	(2)			$34.5	(2)
EPS/Adjusted EPS – Diluted	$0.07	$0.25		$0.17		$0.24
Cash ($ in millions)	$9.5	$71.7	(1,3)	$55.1	(1,4)	$55.1	(1,4)
Total Debt ($ in millions)		$195.0	(3)			$335.6	(4)

(1) Refers to a Consolidated Non-GAAP Measure. For 1Q24, Net Sales, Gross Profit, Gross Margin, and Cash are identical on a GAAP and Non-GAAP basis, because such measures have historically been shown on a consolidated basis; (2) Pro-Forma Adjusted EBITDA in the table includes (~$3.2mm) expense in both 1Q25 and 1Q24.  This expense represents a full quarter of management fees due to Resolute Holdings. The adjustment was made to allow for comparability across periods. The actual payment to Resolute Holdings in 1Q25 was $1.1mm because the contract has been effective since February 28th spin-off.  $0 were paid in 1Q24 because Resolute Holdings did not exist. Please see Statement of Operations on page 9 for full reconciliation. (3) As of March 31, 2025. (4) As of March 31, 2024.

GAAP Results: Q1 2025 Financial Highlights (vs. Q1 2024)

Important Note: These GAAP results reflect the consolidation of CompoSecure Holdings, L.L.C. through February 27, 2025, and the application of equity method accounting beginning February 28, 2025, following the completion of the Resolute Holdings Management, Inc. spin-off.

•	Net Sales: Net Sales in CompoSecure Inc., were $59.8 million from January 1, 2025 through February 27, 2025; and Net Sales of CompoSecure Holdings were $44.1 million from February 28, 2025 through March 31, 2025 (which is reflected in the Company’s financial statements as an equity method investment from February 28, 2025).

•	Net Income: Net Income was $21.5 million compared to $17.1 million in the year-ago period.

•	Earnings Per Share: EPS attributable to Class A common shareholders was $0.21(Basic) and $0.07(Diluted) compared to $0.20 (Basic) and $0.17 (Diluted) in the year-ago period. The increase was primarily driven by non-cash gains related to the revaluation of warrant and earnout liabilities.

Non-GAAP Results: Q1 2025 Financial Highlights (vs. Q1 2024)

•	Consolidated Net Sales: Consolidated Net Sales were $103.9 million compared to $104.0 million in the year-ago period.

•	Consolidated Gross Profit: Consolidated Gross Profit was $54.5 million or 52.5% of Net Sales, compared to $55.2 million or 53.1% in the year-ago period. The decrease in gross margin was primarily driven by product mix.

•	Adjusted Net Income Adjusted Net Income increased 21% to $28.4 million compared to $23.3 million in the year-ago period.

•	Adjusted Earnings Per Share: Adjusted Earnings Per Share was $0.28 (Basic) and $0.25 (Diluted) compared to $0.29 (Basic) and $0.24 (Diluted) in the year-ago period.

•	Pro Forma Adjusted EBITDA: Pro Forma Adjusted EBITDA was $33.7 million compared to $34.5 million in the year-ago period, with the decrease primarily due to higher general and administrative expenses due to growth investments.

Financial Condition

•	GAAP Financial Condition: At March 31, 2025, CompoSecure had $9.5 million of cash and cash equivalents. The Company's liquidity needs are expected to be met with funding from the operations of CompoSecure Holdings.

•	Non-GAAP Financial Condition: At March 31, 2025, CompoSecure had $71.7 million of cash and cash equivalents and $195.0 million of total debt, resulting in net debt of $180.7 million. This compares to cash and cash equivalents of $55.1 million and total debt of $335.6 million at March 31, 2024. CompoSecure’s bank agreement senior secured debt leverage ratio was 1.05x at March 31, 2025 compared to 1.34x at March 31, 2024.

Additional Highlights

•	Vertical industry successes for Arculus include MetaMask (crypto payments), MoneyGram (cross-border payment services), and Circular (healthcare).

2025 Financial Outlook

CompoSecure is reiterating its previously issued full year 2025 guidance, which calls for mid-single digit growth in both Consolidated Net Sales and Pro Forma Adjusted EBITDA with sales momentum building through the year. This guidance includes payment of the Resolute Holdings management fee in 2025 and 2024, on a pro forma basis.

Conference Call

CompoSecure will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer session.

Date: Monday, May 12, 2025

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of CompoSecure’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements:  the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors, including tariffs; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; changes in our accounting and/or financial presentation; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

Due to the spin-off of Resolute Holdings Management, Inc. and the resulting shift to equity method accounting under GAAP beginning February 28, 2025, CompoSecure is presenting a broader set of non-GAAP measures, including an Adjusted Statement of Operations (Unaudited), an Adjusted Balance Sheet (Unaudited), Consolidated Net Sales, Consolidated Gross Profit, Consolidated Gross Margin, Consolidated Total Cash, Consolidated Net Debt and related measures, to provide investors with financial information that we believe allows for greater comparability with our historical financial presentation and better represents the underlying performance of the standalone business across reporting periods.

This press release also includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. CompoSecure believes EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Consolidated Net Sales, Consolidated Gross Profit, Consolidated Gross Margin, Consolidated Total Cash, Consolidated Net Debt and related measures are useful to investors in evaluating CompoSecure’s financial performance. Specifically, we believe EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA provide valuable insight into operational efficiency independent of capital structure and tax environment; Adjusted Net Income and Adjusted EPS offer investors a clearer view of ongoing profitability by excluding non-recurring and non-operational items; and Consolidated Net Sales, Consolidated Gross Profit, Consolidated Gross Margin, Consolidated Total Cash, Consolidated Net Debt and related measures provide greater comparability with CompoSecure’s historical results, following the change in accounting presentation required as a result of the spin-off of Resolute Holdings. CompoSecure uses these non-GAAP measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or measure incentive compensation. We believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling CompoSecure to evaluate and plan more effectively for the future.

EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Consolidated Net Sales, Consolidated Gross Profit, Consolidated Gross Margin, Consolidated Total Cash, Consolidated Net Debt and related measures should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from these measures are significant components in understanding and assessing CompoSecure’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of CompoSecure’s liquidity. These non-GAAP measures may be different from similarly titled non-GAAP measures used by other companies. Additionally, CompoSecure’s debt agreements contain covenants based on variations of these measures for purposes of determining debt covenant compliance. CompoSecure believes that investors should have access to the same set of tools that its management uses in analyzing operating results. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures.

Due to the forward-looking nature of the financial guidance included above, the charges excluded from the non-GAAP financial measures, including with respect to depreciation, amortization, interest, and taxes that would be required to reconcile the non-GAAP financial measures to GAAP measures are inherently uncertain or difficult to predict, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking non-GAAP financial measures is included.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.com

Non-GAAP Adjusted Balance Sheet

(unaudited)

$ Thousands

	GAAP	Non GAAP
	March 31, 2025	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,506	$71,676	$77,461
Accounts Receivable	-	54,188	47,449
Inventories, net	-	47,501	44,833
Prepaid expenses and other current assets	1,321	4,138	4,159
Total current assets	10,827	177,503	173,902

Property and equipment, net and right of use asset	-	31,045	28,852
Deferred tax asset	266,652	266,652	264,815
Other assets	-	5,953	6,349
Equity method Investment	14,844	-	-
Total Assets	$292,323	$481,153	$473,918

	GAAP	Non GAAP
	March 31, 2025	March 31, 2025	December 31, 2024
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,025	$15,263	$11,544
Accrued expenses	28,594	50,865	25,711
Current portion of long-term debt	-	12,500	11,250
Other current liabilities	14,474	16,513	27,817
Total current liabilities	47,093	95,141	76,322

Long-term debt, net of deferred finance costs	-	180,713	184,389
Warrant liability	84,003	84,003	104,231
Lease liabilities, operating leases	-	7,723	3,888
Tax receivable agreement liability	248,534	248,534	248,534
Total liabilities	379,630	616,114	617,364

Shareholder's deficit	(87,307)	(134,961)	(143,446)
Total liabilities and shareholder's deficit	$292,323	$481,153	$473,918

Source: Company financials

Note: Financial position has been derived from CompoSecure’s consolidated financial statements for the quarter ended March 31, 2025 and December 31, 2024, respectively

Consolidated Statement of Operations

(in thousands, expect per share amounts)

(unaudited)

		Three Months Ended March 31, 2025				Three Months Ended March 31, 2024
		GAAP	Equity Method Adjustments		Non-GAAP	Non-GAAP
		A	B	C	D
		CompoSecure GAAP results	Elimination of Equity Method Investment	Addition of Holdings	Adjusted March 31, 2025	Q1 2024 As Reported
	Net sales	$59,824	$-	$44,065	$103,889	$104,010
	Cost of sales	31,075	-	18,266	49,341	48,797
	Gross profit	28,749	-	25,799	54,548	55,213
	Operating expenses
	Selling, General and administrative	22,705	-	10,077	32,782	24,077
	Income from operations	6,044	-	15,722	21,766	31,136

	Other income (expense):
	Revaluation of warrant liability	17,921	-	-	17,921	(7,397)
	Revaluation of earnout conideration liability	11,230	-	-	11,230	(1,459)
	Change in fair value of derivative liability	-	-	-	-	(297)
	Interest expense	(1,688)	-	(1,695)	(3,383)	(6,537)
	Interest income	219	-	875	1,094	1,118
	Amortization of deferred financing costs	(74)	-	(58)	(132)	(327)
	Total other income (expenses), net	$27,608	$-	$(878)	$26,730	$(14,899)
	Income before income taxes	33,652	-	14,844	48,496	16,237
	Income tax (expense) benefit	$(27,004)	$-	$-	(27,004)	$836
	Earnings in CompoSecure Holdings L.L.C equity method investment	14,844	(14,844)	-	-	-
	Net income	$21,492	$(14,844)	$14,844	$21,492	$17,073

	Add:
	Depreciation and amortization (3)				2,273	2,221
	Income tax expense (benefit)				27,004	(836)
	Interest expense, net (1)(3)				2,421	5,746
	EBITDA				53,190	24,204

	All Other changes
	Stock-based compensation				5,720	4,397
	Mark to market adjustments (2)				(29,151)	9,153
E	Spin-Off cost				5,019	-
	All other changes				(18,412)	13,550

	Historical Adjusted EBITDA				34,778	37,754
	Add back actual Q1 25 Management fee for one month				1,129
F	Add back expenses incurred on behalf of Resolute Holdings prior to Spin -Off				979
	Pro Forma full quarter Management Fee				(3,174)	(3,235)
	Pro Forma Adjusted EBITDA				33,712	34,519

Source: Company financials

(1) Includes amortization of deferred financing cost and for the three months ended March 31, 2025 and 2024, respectively

(2) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three months ended March 31, 2025 and 2024, respectively

(3) The presented adjustments include amounts related to both the Company and its equity method investment in Holdings

Note: Operating results have been derived from CompoSecure’s consolidated financial statements for the three months ended March 31, 2025 and 2024.

Note: The GAAP results presented reflect the consolidated operating results of CompoSecure from January 1, 2025 to February 27, 2025 and the subsequent conversion to the equity method presentation from February 28, 2025 to March 31, 2025. For clarity of comparisons and to best reflect the financial results associated with the underlying payment card and authentication business, the Company is also presenting the full first quarter on a historical consolidated basis under the “Non-GAAP Results” heading.

A	GAAP results including two months of consolidated “Holdings” financials and one month under the equity method of accounting

B	Elimination of equity method investment represents the removal of the net income that we recorded form the equity method investment in Holdings

C	Addition of Holdings' one month of results as they would have been presented historically.

D	Adjusted March 31, 2025 presents the statement of operations as the company had reported historically.

E	Adjustments for one time spin-off related costs

F	Pro Forma adjustments to show CompoSecure results on a go-forward basis assuming full management fees in both periods

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITES:
Net (loss) income	$21,492	$17,073
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,273	2,221
Stock-based compensation expense	5,721	4,397
Amortization of deferred finance costs	131	345
Non-cash operating lease expense	615	584
Revaluation of earnout consideration liability	(11,230)	1,459
Revaluation of warrant liability	(17,921)	7,397
Change in fair value of derivative liability	-	297
Deferred tax expense	(1,837)	(1,867)
Changes in assets and liabilities
Accounts receivable	(6,739)	5,378
Inventories	(2,668)	(2,657)
Prepaid expenses and other assets	21	(119)
Accounts payable	3,719	(446)
Accrued expenses	29,585	1,486
Lease liabilities	(578)	(603)
Other liabilities	(4,430)	(1,194)
Net cash provided by operating activities	18,154	33,751
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(576)	(1,613)
Capitalized software expenditures	(580)	-
Net cash used in investing activities	(1,156)	(1,613)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants and exercise of options	5,009	107
Payments for taxes related to net share settlement of equity awards	(15,284)	(3,476)
Payment due to Spin-Off	(10,008)	-
Payment of term loan	(2,500)	(4,688)
Tax distributions to non-controlling members	-	(10,151)
Net cash used in financing activities	(22,783)	(18,208)
Net increase (decrease) in cash and cash equivalents	(5,785)	13,930
Cash and cash equivalents, beginning of period	77,461	41,216
Cash and cash equivalents, end of period	$71,676	$55,146
Supplementary disclosure of cash flow information Cash paid for interest expense	$3,299	$4,175
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$(753)	$452

Source: Company financials

Note: Operating results have been derived from CompoSecure's consolidated financial statements for the three months ended March 31, 2025 and 2024, respectively.

Q1 Earnings Per Share: Non-GAAP Reconciliation

	Basic
	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$21,492	$17,073
Add(less): provision (benefit) for income taxes	27,004	(836)
Income before Income taxes	48,496	16,237
Add (Less): mark-to-market adjustments (1)	(29,151)	9,153
Add: stock-based compensation	5,720	4,397
Add: spin-off cost	5,019	-
Adjusted net income before tax	30,084	29,787
Income tax expense (2)	1,672	6,470
Adjusted net income	28,412	23,317
Common shares outstanding used in computing net income per share, basic:
Class A and Class B common shares (3)	102,040	80,525
Adjusted net income per share - basic	$0.28	$0.29

	Diluted
	Three Months Ended March 31,
(in thousands)	2025	2024
Adjusted net income	$28,412	$23,317
Add: Interest on Exchangeable Notes net of tax	-	1,781
Adjusted net income used in computing net income per share, diluted (5)	28,412	25,098
Common shares outstanding used in computing earnings per share, diluted:	102,040	80,525
Warrants (4)	9,878	8,094
Exchangeable Notes (5)	-	13,000
Equity awards	3,533	2,710
Total Shares outstanding used in computing adjusted earnings per share-Diluted	115,451	104,329
Adjusted net income per share - Diluted	$0.25	$0.24

1) Includes the changes in fair value of warrant liability, make-whole provision of Exchangeable Notes and earnout consideration liability.

2) Reflects current and deferred income tax expenses. For the three months ended March 31, 2024 it was calculated using the Company's blended tax rate as if the Company did not have any non-controlling interest associated with its historical Up-C structure.

For the three months ended March 31, 2025, it was calculated by applying the Company's blended tax rate to the presented adjustments and including the Company's provision less tax associated with a taxable gain from the distribution of appreciated property related to the Spin-Off.

3) Assumes both Class A and Class B shares participate in earnings and are outstanding at the end of the period. There were no Class B shares outstanding as of March 31, 2025.

4) Assumes treasury stock method, valuation at assumed fair market value of $14.47.

5) The Exchangeable Notes were included through the application of the "if-converted" method. Interest related to the Exchangeable Notes, net of tax was excluded from net income.  No Exchangeable Notes were outstanding during the three months ended March 31, 2025.